BURLINGTON RESOURCES INC.
                               EARNINGS PER SHARE
                                  EXHIBIT 11.1
                                   (UNAUDITED)

                                                                                             THIRD QUARTER
                                                                      --------------------------------------------------------------
                                                                                  1997                              1996
                                                                      ---------------------------       ----------------------------
                                                                       Earnings          Shares            Earnings         Shares
                                                                      ---------------------------       ----------------------------
                                                                               (Dollars in Millions, Except per Share Amounts)
Primary earnings per common share
   Net earnings available for common stock and
      weighted average number of common
      shares outstanding .......................................      $        59      123,802,283      $        59      125,230,379
   Stock options assumed exercised - net .......................                -          502,227                -          497,096
                                                                      -----------      -----------      -----------      -----------

   Total net earnings and primary common shares ................      $        59      124,304,510      $        59      125,727,475
                                                                      ===========      ===========      ===========      ===========
    Primary earnings per common share ...........................     $       .47                       $       .47
                                                                      ===========                       ===========

Fully diluted earnings per common share
   Net earnings available for common stock and
      weighted average number of common
      shares outstanding .......................................      $        59      123,802,283      $        59      125,230,379
   Stock options assumed exercised - net .......................                -          601,409                -          701,850
                                                                      -----------      -----------      -----------      -----------

   Total net earnings and fully diluted common shares ..........      $        59      124,403,692      $        59      125,932,229
                                                                      ===========      ===========      ===========      ===========
   Fully diluted earnings per common share .....................      $       .47                       $       .47
                                                                      ===========                       ===========


                                                                                               NINE MONTHS
                                                                      --------------------------------------------------------------
                                                                                  1997                              1996
                                                                      ---------------------------       ----------------------------
                                                                       Earnings          Shares            Earnings         Shares
                                                                      ---------------------------       ----------------------------
                                                                               (Dollars in Millions, Except per Share Amounts)
Primary earnings per common share
   Net earnings available for common stock and
      weighted average number of common
      shares outstanding .......................................      $       249      124,192,065      $       145      125,819,192
   Stock options assumed exercised - net .......................               -           525,041               -           516,514
                                                                      -----------      -----------      -----------      -----------
   Total net earnings and primary common shares ................      $       249      124,717,106      $       145      126,335,706
                                                                      ===========      ===========      ===========      ===========
   Primary earnings per common share ...........................      $      1.99                       $      1.15
                                                                      ===========                       ===========
Fully diluted earnings per common share
   Net earnings available for common stock and
      weighted average number of common
      shares outstanding .......................................      $       249      124,192,065      $       145      125,819,192
   Stock options assumed exercised - net .......................               -           715,393               -           712,835
                                                                      -----------      -----------      -----------      -----------
   Total net earnings and fully diluted common shares ..........      $       249      124,907,458      $       145      126,532,027
                                                                      ===========      ===========      ===========      ===========
   Fully diluted earnings per common share .....................      $      1.99                       $      1.15
                                                                      ===========                       ===========

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